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EXHIBIT 21.1


                     SUBSIDIARIES OF SPACELABS MEDICAL, INC.

                                                      JURISDICTION OF               PERCENTAGE OF
             SUBSIDIARY                               INCORPORATION                 VOTING CONTROL
             ----------                               -------------                 --------------
Spacelabs Medical, Inc. ..........................    California                           100
    Spacelabs International, Inc. ................    Delaware                             100
        Spacelabs Medical GmbH. ..................    Germany                              100
        Spacelabs Medical SARL ...................    France                                99(1)
        Spacelabs Medical Products Pty. Ltd. .....    New South Wales, Australia            99.99(2)
        Spacelabs Produits Medicaux Ltee..........    Quebec, Canada                        99.99(2)
        Spacelabs Medical Products GmbH. .........    Austria                               99(1)
        Spacelabs Medical Ltd. ...................    England & Wales                       99(1)
        Spacelabs Medical Limited ................    Hong Kong                             99(1)
        Spacelabs (Singapore) Pte. Ltd. ..........    Singapore                            100
        Spacelabs Medical Instruments (Tianjin)
          Co. Ltd. ...............................    Tianjin, China                       100
        Spacelabs Medical, S.A. de C.V. ..........    Mexico                                99(1)
        Spacelabs Medical, S.A. ..................    Spain                                 99(1)
        Spacelabs Medical, Ltd. ..................    Taiwan                                99.99(3)
        Spacelabs Medical AB .....................    Sweden                               100
        Spacelabs Medical B.V. ...................    Netherlands                          100
        Spacelabs Medical S.r.l. . ...............    Italy                                 99(1)
        Spacelabs Medical Private Ltd..............   India                                 99(1)
    Intesys, Inc   . .............................    Delaware                             100
    Vita-Stat Medical Services, Inc. .............    Florida                              100
    Spacelabs Medical Trading Company ............    Guam                                 100
    Intesys Acquisition Corp......................    Delaware                             100
    Spacelabs Burdick, Inc. ......................    Delaware                             100
        Shanghai Burdick Medical Instrument
          Co., Ltd. ..............................    China                                56
    SMD Software L.L.C. ..........................    Washington                           55(4)
    Lifeclinic.com Corporation....................    Delaware                             100

(1) 1% issued to Spacelabs Medical, Inc. (California); remaining 99% issued to Spacelabs International, Inc.

(2) 1 share issued to Spacelabs Medical, Inc. (California); remaining shares issued to Spacelabs International, Inc.

(3) 499,994 shares held by Spacelabs International, Inc., 1 share held by Spacelabs Medical, Inc. (California), 1 share held by Spacelabs Medical, Inc. (Delaware), 1 share held by Intesys, Inc., 1 share held by Vita-Stat Medical Services, Inc., 1 share held by Spacelabs Medical Trading Company, 1 share held by Intesys Acquisition Corp.

(4)   45% held by SM&A Corporation.